Filed Pursuant to Rule 424(b)(3)
Registration No. 333-235472

PROSPECTUS

KENNEDY-WILSON HOLDINGS, INC.

Common Stock

This prospectus relates to the resale of up to 13,717,410 shares of our common stock, par value $0.0001 per share, by the selling stockholders named in this prospectus and any other selling stockholder that may be identified in any applicable prospectus supplement in connection with resales, from time to time in one or more offerings. The 13,717,410 shares of common stock represent the underlying shares of our common stock issuable upon conversion of 300,000 shares of our 5.75% Series A cumulative perpetual convertible preferred stock (the “Series A Preferred Stock”) issued in a private placement to certain purchasers. We are registering the resale of these securities as required by the Registration Rights Agreement (as defined below).

The selling stockholders may sell shares of our common stock from time to time in a number of different ways and at varying prices. For more information on possible methods of sale by the selling stockholders, you should refer to the section of this prospectus entitled “Plan of Distribution.” We will not receive any proceeds from the sale of any shares of common stock covered by this prospectus. We will bear all costs, expenses and fees in connection with the registration, under the Securities Act of 1933, as amended, or the Securities Act, of the offer and sale of shares of common stock. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale of shares of common stock.

Our shares of common stock are listed on the New York Stock Exchange under the symbol “KW.” The last reported sale price of our common stock on January 16, 2020 was $22.65 per share.

Investing in our common stock involves risks. See “Risk Factors” on page 3.

The date of this prospectus is February 5, 2020.

Neither the Securities and Exchange Commission, any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities other than the registered securities to which they relate, nor does this prospectus and any accompanying supplement to this prospectus constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information contained in this prospectus is current only as of its date.

Neither this prospectus nor any accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the selling stockholders or any agent, to subscribe for and purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

As used in this prospectus, “our,” “we,” “us,” the “Company” and “KW” refer to Kennedy-Wilson Holdings, Inc., and its subsidiaries collectively, unless the context otherwise requires.

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ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission, or “SEC.” Under this shelf registration process, the selling stockholders may, from time to time, sell the shares of common stock described in this prospectus in one or more offerings.

Each time the selling stockholders offer shares of common stock, we will, if required, provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information” on page 8 of this prospectus.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find Additional Information.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements made by us in this prospectus and in other reports and statements released by us that are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are necessarily estimates reflecting the judgment of our senior management based on our current estimates, expectations, forecasts and projections and include comments that express our current opinions about trends and factors that may impact future results. Disclosures that use words such as “believe,” “may,” “anticipate,” “estimate,” “intend,” “could,” “plan,” “expect,” “project” or the negative of these, as well as similar expressions, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievement, or industry results, to differ materially from any future results, performance or achievements, expressed or implied by such forward-looking statements. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we do not guarantee that the transactions and events described will happen as described (or that they will happen at all). In evaluating these statements, you should specifically consider the risks described and referred to under the heading “Risk Factors” on page 3 of this prospectus, and in our reports filed from time to time with the SEC and incorporates by reference herein, including, but not limited to, the following factors:

•	disruptions in general economic and business conditions, particularly in geographies where our business may be concentrated;

•

volatility and disruption of the capital and credit markets, higher interest rates, higher loan costs, less desirable loan terms and a reduction in the availability of mortgage loans, all of which could increase costs and could limit our ability to acquire additional real estate assets;

•	high levels of unemployment and general slowdowns in commercial activity;

•	our leverage and ability to refinance existing indebtedness or incur additional indebtedness;

•	an increase in our debt service obligations;

•	our ability to generate a sufficient amount of cash to satisfy working capital requirements and to service our existing and future indebtedness and maintain our dividend payments;

•	our ability to achieve improvements in operating efficiency;

•	decreasing rental rates or increasing tenant incentive and vacancy rates or an increase in operating costs to maintain our investments;

•	adverse changes to rent control laws and regulations;

•

risks associated with our development projects, including, among other things, material delays in completing such projects, inability to secure third-party financing on favorable terms or at all and increase in construction costs;

•	foreign currency fluctuations;

•	performance of our foreign currency hedges and similar instruments;

•	adverse changes in the securities markets;

•	our ability to retain our senior management and attract and retain qualified and experienced employees;

•	changes in tax laws in the United States, Ireland, United Kingdom, Spain, Italy or Japan that reduce or eliminate deductions or other tax benefits we receive;

•	our ability to repatriate funds in a tax-efficient manner;

•	future acquisitions and dispositions may not be available at favorable prices or upon advantageous terms and conditions;

•	costs relating to the acquisition of assets we may acquire could be higher than anticipated;

•	our ability to retain major clients and renew related contracts; and

•	trends in use of large, full-service commercial real estate providers.

Any such forward-looking statements, whether made in this prospectus or elsewhere, should be considered in the context of the various disclosures made by us about our businesses including, without limitation, the factors discussed above. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not intend or have an obligation to update publicly any forward-looking statements, whether as a result of new information, future events, changes in assumptions, or otherwise.

OUR COMPANY

We are a global real estate investment company. We own, operate, and invest in real estate both on our own and through our investment management platform. We focus primarily on multifamily and office properties located in the Western United States, United Kingdom, and Ireland. To complement our investment business, we also provide real estate services primarily to financial services clients. Our value is primarily derived from our ownership in income producing real estate assets as well as management’s track record of producing attractive returns on its investments.

Corporate Information

Our principal executive offices are located at 151 S. El Camino Drive, Beverly Hills, CA 90212, and our telephone number is (310) 887-6400. Our website is http://www.kennedywilson.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should consider carefully all of the material risks discussed in the documents incorporated by reference in this prospectus, including the risk factors set forth in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC, together with the other information contained in this prospectus and any applicable prospectus supplement before making a decision to invest in our common stock. If any of the risks occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities, including our common stock, could decline, and you could lose all or part of your investment. This prospectus also contains or incorporates by reference forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated by the forward-looking statements as a result of specific factors, including the risks discussed in the documents incorporated by reference in this prospectus. For more information, see the sections entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock registered hereby. The selling stockholders will receive all of the net proceeds from the sale of such shares of common stock. See “Selling Stockholders.”

SELLING STOCKHOLDERS

We are registering the resale of up to 13,717,410 shares of our common stock covered by this prospectus to allow the selling stockholders or their transferees, donees, pledges, assignees or other successors-in-interest to sell or otherwise dispose of, from time to time, such shares of common stock issuable upon conversion of all of the outstanding 300,000 shares of our 5.75% Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share, or the “Series A Preferred Stock.” The Series A Preferred Stock was issued in a private placement on November 7, 2019 pursuant to a purchase agreement (the “Purchase Agreement”) between us and the purchasers of the Series A Preferred Stock. We are registering the resale of the shares of common stock covered by this prospectus to discharge our obligations under a Registration Rights Agreement, dated November 7, 2019, that we entered into with the purchasers of the Series A Preferred Stock (the “Registration Rights Agreement”).

As of the date of this prospectus, the shares of Series A Preferred Stock are convertible into shares of our common stock at the rate of 40.0000 shares of our common stock per share of Series A Preferred Stock, which we refer to as the initial conversion rate. Following certain change of control and corporate events that occur prior to October 15, 2024 or in connection with a redemption of all of the Series A Preferred Stock prior to October 15, 2024, the conversion rate applicable to any conversion of the Series A Preferred Stock in connection with such events or redemption will, in certain circumstances, be increased as provided for in the Certificate of Designations for the Series A Preferred Stock; provided, however, that in no event will such increase result in the conversion rate exceeding 45.7247 shares of our common stock per share of Series A Preferred Stock, which we refer to as the initial maximum conversion rate. The conversion rate (including the initial maximum conversion rate) will be subject to adjustment upon the occurrence of certain events.

We and affiliates of Eldridge (as defined below) have entered into various joint venture arrangements for the acquisition and/or the development of real estate properties in arm’s length transactions in the ordinary course of business. As of the date of this prospectus, we and affiliates of Eldridge have contributed approximately $65 million and $113 million, respectively, to these joint ventures. We may enter into future transactions with affiliates of Eldridge, as equity partners or in other capacities, in the ordinary course of business.

The following table sets forth certain information as of December 11, 2019 with respect to the beneficial ownership of our common stock by the selling stockholders based on information provided to us by the selling stockholders. The selling stockholders may have sold or transferred some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act after the date as of which such information was provided to us.

Beneficial ownership is determined in accordance with the rules of the SEC and includes the power to vote or direct the voting of securities, or to dispose or direct the disposition thereof or the right to acquire such powers within 60 days.

Because the selling stockholders may resell all or part of their shares of our common stock, no estimates can be given as to the number of shares of common stock that will be held by the selling stockholders upon completion of any offering made hereby. For purposes of the table below, however, we have assumed that the selling stockholders dispose of all of their shares of common stock covered by this prospectus and do not acquire beneficial ownership of any additional shares of common stock. The registration of the resale of these shares does not necessarily mean that the selling stockholders will sell all or any portion of the shares covered by this prospectus. However, we are not aware of any current intention of the selling stockholders to sell the shares of common stock covered by this prospectus.

No offer or sale under this prospectus may be made by a stockholder unless that stockholder is listed in the table below, in a supplement to this prospectus or in an amendment to the related registration statement that has become effective. We may supplement or amend this prospectus to include additional selling stockholders upon provision of all required information to us and subject to the terms of the Registration Rights Agreement.

Name of Selling Stockholders	Common Stock Beneficially Owned Prior to this Offering(1)	Number of Shares of Common Stock Being Offered for Sale in this Offering(2)	Common Stock Beneficially Owned After this Offering
			Number	Percentage
Quinton Heights, LLC (3)	3,200,000	3,200,000	0	0%
Security Benefit Life Insurance Company (3)	8,800,000	8,800,000	0	0%

(1)

Consists solely of shares of common stock issuable, at the initial conversion rate, upon conversion of 80,000 shares of Series A Preferred Stock and 220,000 shares of Series A Preferred Stock, respectively, beneficially owned by Quinton Heights, LLC, a Kansas limited liability company (“Quinton Heights”), and Security Benefit Life Insurance Company, a Kansas corporation (“Security Benefit Life”).

(2)

In addition to the shares listed in this column, 457,976 and 1,259,434 shares of common stock are being offered for sale in this offering by Quinton Heights and Security Benefit Life, respectively. These additional shares of common stock represent the difference between the number of shares of common stock issuable, at the initial maximum conversion rate, upon conversion of the shares of Series A Preferred Stock beneficially owned by the applicable selling stockholder and the corresponding number of shares of common stock listed for such selling stockholder in this column, which is based on the initial conversion rate.

(3)

Security Benefit Life and Quinton Heights are indirectly controlled by Eldridge Industries, LLC (“Eldridge”). Mr. Todd L. Boehly (“Mr. Boehly”) is the indirect controlling member of Eldridge, and, in such capacity, may be deemed to have voting and dispositive power with respect to the shares of common stock covered by this prospectus that are beneficially owned by Security Benefit Life and Quinton Heights. Under the Purchase Agreement, we agreed to nominate a single designee of Security Benefit Life and Quinton Heights for election as a member of our Board of Directors, subject to certain conditions.

DESCRIPTION OF COMMON STOCK

This section describes the general terms and provisions of the shares of our common stock, par value $0.0001. This description is only a summary. Our amended and restated certificate of incorporation and our amended and restated bylaws have been filed as exhibits to our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. You should read our amended restated certificate of incorporation and our amended and restated bylaws for additional information before you buy any of our common stock. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

Our amended and restated certificate of incorporation authorizes the issuance of 200,000,000 shares of common stock, par value $0.0001. As of October 30, 2019, 142,449,132 shares of common stock were issued and outstanding. Holders of common stock have voting rights for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our amended and restated certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders and also are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. The payment of dividends, if ever, on the common stock will be subject to (i) the prior payment of dividends on any outstanding shares of preferred stock, and (ii) compliance with any applicable limitation in our debt agreements, including debt securities issued pursuant to this prospectus and any prospectus supplement. Our common stock has no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.

Certain provisions of the Series A Preferred Stock qualify the rights of holders of our common stock. Subject to certain limited restrictions, holders of the Series A Preferred Stock have the right to vote, on an as-converted basis, together with holders of the outstanding shares of our common stock as a single class, on any and all matters requiring the vote of our common stockholders under applicable law and on all other matters put before holders of our common stock for a vote. In addition, if full dividends on all outstanding shares of Series A Preferred Stock (and all other securities ranking on parity with the Series A Preferred Stock) for all prior completed dividend periods have not been paid (or declared and a sum sufficient for the payment thereof set aside), then, subject to certain exceptions, we may not (i) declare or pay, or set aside for payment, any dividend or other distribution on our common stock; or (ii) purchase or otherwise acquire for consideration any shares of our common stock. In the event that we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of the Series A Preferred Stock will be entitled to receive liquidating distributions in an amount equal to $1,000 per share of Series A Preferred Stock, plus all accrued and unpaid dividends to, and including, the date of such liquidation, out of assets legally available for distribution to our stockholders, before any distribution of assets can be made to the holders of our common stock or our other securities that rank junior to the Series A Preferred Stock.

Our board of directors is divided into three classes, each of which generally serve for a term of three years with only one class of directors being elected in each year. In the case of an election of directors, where a quorum is present, a majority of the votes cast will be required to elect each director in an uncontested election, but a plurality of the votes cast will be sufficient to elect a director in a contested election. There is no cumulative voting with respect to the election of directors.

Transfer Agent

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company. Its telephone number is (212) 509-4000.

Exclusive Forum Provision

Our amended and restated bylaws provide that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by the law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers, other employees or our stockholders to us or our stockholders, (3) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Laws, our amended and restated certificate of incorporation or our amended and restated bylaws or to which the Delaware General Corporation Laws confer jurisdiction on the Court of Chancery of the State of Delaware, or (4) any action asserting a claim governed by the internal affairs doctrine.

We do not intend for the exclusive forum provision to apply to suits brought to enforce any duty or liability created by the Securities Exchange Act of 1934, as amended, or the rules and regulations thereunder, or any other claim for which the federal courts have exclusive jurisdiction. We also note that federal courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We note that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

PLAN OF DISTRIBUTION

We are registering the common stock covered by this prospectus to permit selling stockholders to conduct public secondary trading of such shares from time to time after the date of this prospectus. We will not receive any proceeds from the sale of shares of our common stock registered hereby. The selling stockholders will receive all of the net proceeds from the sale of such shares of common stock. We will pay substantially all of the expenses incident to any offering of the shares of common stock by the selling stockholders to the public other than commissions and discounts of underwriters, brokers, dealers or agents.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly to purchasers or through one or more underwriters, broker-dealers or agents, at market prices prevailing at the time of sale, at prices related to such market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

•	on any national securities exchange or over-the-counter market on which the shares of common stock may be listed or quoted at the time of sale;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which a broker-dealer may attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and a subsequent resale by the broker-dealer for its account;

•	through the writing of options, which may be listed on an options exchange or otherwise, or the issuance of other derivatives;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	publicly or privately negotiated transactions;

•	in transactions otherwise than on such exchanges or in the over-the-counter market;

•	through a combination of any such methods; or

•	through any other method permitted under applicable law.

In effecting sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate. If the selling stockholders effect such transactions by selling the shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

If underwriters are used in a sale, the sole or lead underwriter for an underwritten resale may require us to enter an underwriting agreement with the underwriter or underwriters and the selling stockholders at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, a selling stockholder or an underwriter may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

The selling stockholders and any underwriters, brokers, dealers or agents that participate in such distribution may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, commissions or concessions received by any underwriters, brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. Any selling stockholder who is an “underwriter” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and the provisions of the Exchange Act and the rules thereunder relating to stock manipulation.

There can be no assurance that the selling stockholders will sell any or all of the common stock registered pursuant to the registration statement, of which this prospectus forms a part. Further, we cannot assure you that any selling stockholder will not transfer, devise or gift the common stock by other means not described in this prospectus. In addition, any common stock covered by this prospectus that qualifies for sale under Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than under this prospectus. The common stock covered by this prospectus may also be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act rather than under this prospectus. In order to comply with the securities laws of some states, the shares sold in those jurisdictions may only be sold through registered or licensed brokers or dealers. In addition, in some states, the shares may not be sold unless the shares have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the common stock owned by them and, if the selling stockholders default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

From time to time, the selling stockholders may also transfer, pledge, donate, or assign their shares of common stock to lenders or others, and each of such persons will be deemed to be a “selling stockholder” for purposes of this prospectus. The number of shares of common stock beneficially owned by the selling stockholders will decrease as and when they takes such actions. The plan of distribution for the selling stockholders’ shares of common stock sold under this prospectus will otherwise remain unchanged, except that the transferees, pledgees, donees, and other successors will be selling stockholders hereunder. Upon being notified by a selling stockholder that a donee or pledgee intends to sell more than 500 shares, we will file a supplement to this prospectus.

Underwriters, dealers and agents who participate in the distribution of securities and their controlling persons may be entitled, under agreements that may be entered into with us, to indemnification by us and the selling stockholders against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents and their controlling persons may be required to make in respect of those liabilities.

Any underwriter may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Rule 104 permits stabilizing bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. The underwriters may over-allot offered securities, thereby creating a short position in the underwriters’ account. Syndicate covering transactions involve purchases of offered securities in the open market after the distribution has been completed to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

Each selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the common stock. All of the foregoing may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

Once sold under the shelf registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Certain matters will be passed upon for the Company by Latham & Watkins LLP, Los Angeles, California.

EXPERTS

The consolidated financial statements and schedules of Kennedy-Wilson Holdings, Inc. and subsidiaries as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, whose reports are incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-3 with respect to the securities offered by this prospectus with the SEC in accordance with the Securities Act of 1933, as amended, or the “Securities Act,” and the rules and regulations enacted under its authority. This prospectus, which constitutes a part of the registration statement, does not contain all of the information included in the registration statement and its exhibits and schedules. Statements contained in this prospectus regarding the contents of any document referred to in this prospectus are not necessarily complete, and, in each instance, you are referred to the full text of the document that is filed or incorporated by reference as an exhibit to the registration statement. Each statement concerning a document that is filed or incorporated by reference as an exhibit should be read along with the entire document. We file annual, quarterly and current reports and other information with the SEC.

The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC. The SEC’s website address is http://www.sec.gov.

Our corporate website is http://www.kennedywilson.com. The information contained in, or that can be accessed through, that website is not part of this prospectus and should not be relied upon in determining whether to purchase the securities.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows information in documents that we file with the SEC to be incorporated by reference in this prospectus, which means that important information may be disclosed to you by referring you to those documents on file with the SEC. The information incorporated by reference is considered to be a part of this prospectus. The following documents of Kennedy-Wilson Holdings, Inc. are deemed to be incorporated by reference:

•	our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 1, 2019 (File No. 001-33824);

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our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June  30, 2019 and September 30, 2019, filed with the SEC on May 2, 2019, August 1, 2019 and October 31, 2019, respectively (File No. 001-33824);

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our Current Reports on Form 8-K, filed with the SEC on January 24, 2019, June 12, 2019 (excluding Item 7.01 and Exhibit 99.1),  June 13, 2019,  October 18, 2019 (excluding Item  7.01 and Exhibit 99.1) and November 7, 2019 (File No. 001-33824);

•

the portions of our Proxy Statement on Schedule 14A, filed with the SEC on April 26, 2019 (File No. 001-33824), that are incorporated by reference in Part III of our Annual Report on Form 10-K for the year ended December 31, 2018; and

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the description of Kennedy-Wilson Holdings, Inc.’s common stock incorporated by reference in the Registration Statement on Form 8-A, filed with the SEC on March 18, 2010 (File No. 001-33824), including any amendments or reports filed for purpose of updating such description.

We are also incorporating by reference any additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement. We are not, however, incorporating by reference any documents or portions thereof or exhibits thereto, whether specifically listed above or filed in the future, that are deemed to have been “furnished to,” rather than “filed” with the SEC, including our compensation committee report and performance graph included or incorporated by reference in any Annual Report on Form 10-K or proxy statement, or any information or related exhibits furnished pursuant to Items 2.02 or 7.01 of Form 8-K, or any exhibits filed pursuant to Item 9.01 of Form 8-K that are not deemed “filed” with the SEC.

Any statement in a document incorporated or deemed to be incorporated by reference in this prospectus is deemed to be modified or superseded to the extent that a statement contained in this prospectus, or in any other document subsequently filed with the SEC and incorporated by reference, modifies or supersedes that statement. If any statement is so modified or superseded, it does not constitute a part of this prospectus, except as modified or superseded.

Each person, including any beneficial owner, to whom a prospectus is delivered, is entitled to receive a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these filings, at no cost, by writing or telephoning KW at the following address and phone number:

Kennedy-Wilson Holdings, Inc.

151 S. El Camino Drive

Beverly Hills, CA 90212

(310) 887-6400

Attn: Senior Vice President, Deputy General Counsel and Secretary

Common Stock

PROSPECTUS